New Issue Marketing Materials
$ [1,086,250,000]

J.P. Morgan Alternative Loan Trust, 2006-S3 Certificates

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

[Wells Fargo Bank, N.A.]

Servicer

J.P. Morgan Acquisition Corp.

Sponsor and Seller

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailingThomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

MBS Trading Desk (212) 834-2499

JPALT 2006-S3 Preliminary Term Sheet: Structural Summar y

June 7, 2006

Bond Summary

$[1,086,250,000]

(Approximate, Subject to +/- 5% Variance)

J.P. Morgan Alternative Loan Trust

Mortgage Pass-Through Certificates, Series 2006-S3

Class	Approximate Size ($)	Initial Coupon(1)	Est.WAL (yrs.) To Call(2)	Pmt. Window (Mths.) To Call	Approx. Initial C/E (%) (3)	Approx. Targeted C/E (%)(3)(4)	Expected Ratings Moody’s/S&P(3)
A-1-A A-1-B A-2-A A-2-B A-3-A A-3-B A-4 A-5 A-6 A-7 M-1 M-2 M-3 M-4 M-5 M-6 B-1 B-2 B-3

160,000,000.00

230,690,000.00

60,239,000.00

100,000,000.00

28,700,000.00

100,000,000.00

111,989,000.00

47,819,000.00

101,750,000.00

76,313,000.00

18,150,000.00

12,100,000.00

5,500,000.00

5,500,000.00

5,500,000.00

5,500,000.00

5,500,000.00

5,500,000.00

5,499,999.99

		[ ]% 1M LIBOR + [ ] [ ]% 1M LIBOR + [ ] [ ]% 1M LIBOR + [ ] [ ]% [ ]% [ ]% [ ]% [ ]% [ ]% [ ]% [ ]% [ ]% [ ]% [6.65]% [6.65]% [6.65]%	0.95 0.95 2.20 2.20 3.20 3.20 5.00 8.04 6.39 6.39 5.37 5.37 5.37 5.37 5.37 5.37 5.35 5.20 4.91

Jul06-Apr08

Jul06-Apr08

Apr08-Feb09

Apr08-Feb09

Feb09-Jun10

Feb09-Jun10

Jun10-Apr13

Apr13-Jun14

Jul09-Jun14

Jul09-Jun14

Jul09-Jun14

Jul09-Jun14

Jul09-Jun14

Jul09-Jun14

Jul09-Jun14

Jul09-Jun14

Jul09-Jun14

Jul09-Feb14

Jul09-Apr13

					[14.44] [14.44] [14.44] [14.44] [14.44] [14.44] [14.44] [14.44] [14.44] [7.50] [5.85] [4.75] [4.25] [3.75] [3.25] [2.75] [2.25] [1.75] [1.25]	[15.00] [15.00] [15.00] [15.00] [15.00] [15.00] [15.00] [15.00] [15.00] [15.00] [11.70] [9.50] [8.50] [7.50] [6.50] [5.50] [4.50] [3.50] [2.50]	Aaa/AAA Aaa/AAA Aaa/AAA Aaa/AAA Aaa/AAA Aaa/AAA Aaa/AAA Aaa/AAA Aaa/AAA Aa1/AAA Aa1/AA+ Aa2/AA Aa3/AA- A1/A+ A2/A A3/A- Baa1/BBB+ Baa2/BBB Baa3/BBB-

Non-Offered Certificates

CE	13,750,000.00	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The coupon on all classes of certificates , except the Class A-1-B, Class A-2-B, and Class A-3-B Certificates , will be fixed (subject to a cap equal to the weighted average of the net interest rates on the mortgage loans). After the optional clean-up call date, the coupons on these Certificates will increase by 0.50% in the case of the Class A Certificates (other than the Class A-1-B Certificates) and 0.25% in the case of the Class M and Class B Certificates.The floating rate margin on the Class A-1-B, Class A-2-B, and Class A-3-B  Certificates will double after the optional clean-up call date if the call is not exercised. Coupons will be set at pricing to achieve par prices on each of the Certificates, subject to a maximum coupon rate of [6.65]%.

(2)

Weighted average life calculated at the pricing speed and to the date on which and the optional clean-up call is first eligible to be exercised, each as set forth in Summary of Terms below.

(3)

Ratings and credit enhancement levels subject to change upon final confirmation from Moody’s and S&P. Credit enhancement levels include the overcollateralization amount. The Class A Certificates , other than the Class A-7 Certificates, benefit from additional credit support from the Class A-7 Certificates.

(4)

Targeted credit enhancement level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect.

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Structure

Overview

“Senior Certificates”: Class A-1-A, Class A-1-B, Class A-2-A, Class A-2-B, Class A-3-A, Class A3-B, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates

·

Interest will accrue on the Class A-1-A Certificates at a fixed rate, subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (the “Net WAC Rate”), on a 30/360 basis with 0 days delay.

·

Interest will accrue on the Class A-1-B, Class A-2-B, and Class A-3-B Certificates at a rate of One-Month LIBOR plus a predetermined margin, subject to a cap equal to the Net WAC Rate (adjusted to an Actual/360 basis), on an Actual/360 basis with 0 days delay.

·

Interest will accrue on the Class A-2-A, Class A-3-A, Class A-4, Class A-5,Class A-6 and Class A-7Certificates at a fixed rate, subject to a cap equal to the Net WAC Rate, on a30/360 basis with 24 days delay.

·

The Class A-1-B, Class A-2-B, and Class A-3-B Certificates will be entitled to basis risk shortfalls resulting from application of the Net WAC Rate cap from amounts received in respect of the related Yield Maintenance Agreement.

·

The Senior Certificates will be entitled to all principal payments on each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.

·

Principal payments on the Class A-6 and Class A-7 Certificates (collectively, the “NAS Certificates”) for any Distribution Date will be equal to the product of (i) the NAS Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the NAS Certificates immediately prior to that Distribution Date and the denominator of which is equal to the sum of the balances of the Senior Certificates immediately prior to that Distribution Date and (iii) the Principal Distribution Amount or Senior Principal Distribution Amount for such Distribution Date, as applicable.

·

Realized losses allocable to the Class A Certificates, other than the Class A-7 Certificates (the “Super Senior Certificates”) will be allocated to the Class A-7 Certificates (the “Senior Support Certificates”) until the class principal amount of the Senior Support Certificates has been reduced to zero.

Mezzanine and Subordinate Certificates:

·

The Class M -1, Class M -2, Class M -3, Class M-4, Class M -5 and Class M -6 Certificates (the “Mezzanine Certificates”) will have a higher priority than the Class B-1, Class B-2 and Class B-3 Certificates (the “Subordinate Certificates”). In addition, each class of Mezzanine Certificates will be subordinate to each other class of Mezzanine Certificates with a lower numerical designation, and each class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates with a lower numerical designation.

·

Interest will accrue on Mezzanineand Subordinate Certificates at a fixed rate, subject to a cap equal to the Net WAC Rate, on a 30/360 basis with 24 days delay.

·

On each Distribution Date prior to the Step -Down Date or on which a Trigger Event is in effect, the Mezzanineand Subordinate Certificates will receive principal only in the event that the Senior Certificates have been paid in full on or prior to such date.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, theMezzanine and Subordinate Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

Subordination of Class M and B Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately

[1.25 ]% of the Cut-off Date balance of the mortgage loans.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to [2.50]% of the then current balance of the mortgage loans, subject to an O/C floor of [0.50]% of the Cut-off Date balance of the mortgage loans.

Senior Certificates(1) [14.44%] C/E Super Senior [7.50]% C/E Senior Support

Loss Allocation

Any realized losses first will be absorbed by the Class CE Certificates by a reduction of amounts otherwise payable to such Certificates, then will reduce the O/C amount, and finally will be allocated to the Subordinate, Mezzanine, and Class A-7 Certificates, in reverse order of priority of distribution.

Class M-1 [ 5.85]% C/E
Class M-2 [ 4.75]% C/E
Class M-3 [ 4.25]% C/E
Class M-4 [ 3.75]% C/E
Class M-5 [ 3.25]% C/E
Class M-6 [ 2.75]% C/E
Class B-1 [2.25]% C/E
Class B-2 [ 1.75]% C/E
Class B-3 [ 1.25]% C/E

Overcollateralization

Initial O/C Amount: [1.25]% of Cut-off Date balance of the mortgage loans. Target O/C Amount: (a) on or after the Step-Down Date, provided a Trigger Event is not in effect, [2.50]% of the current mortgage loan balance, subject to a floor of [0.50]% of the mortgage loan balance as of the Cut-off Date.

Excess Spread Any excess spread will cover interest shortfalls and cumulative losses before being distributed to the holders of the Class CE Certificates.
(1) Senior Certificates share preferential right to receive interest over the Mezzanine and Subordinate Certificates

Trigger Event

A Trigger Event is in effect with respect to any Distribution Date on or after the Step -Down Date if either (i) the percentage obtained by dividing (x) the principal balance of the mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the principal balance of the mortgage loans as of the last day of the prior calendar month, is greater than [ 47.62 ]% of the senior enhancement percentage for the related Distribution Date or if (ii) the cumulative realized losses on the mortgage loans exceeds the percentage set forth in the following table:

Range of Distribution Dates	Percentage
July 2009 – June 2010	[ 0.65 ]%*
July 2010 – June 2011	[ 1.10 ]%*
July 2011 – June 2012	[ 1.50 ]%*
July 2012 and thereafter	[ 1.75 ]%

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the first Distribution Date in the succeeding range.

Priority of Distributions

Distributions of Interest

On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To the Senior Certificates, the related Interest Distribution Amount;

2.

To the Senior Certificates, the related unpaid Interest Shortfall, if any;

3.

To the Class M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

4.

To the Class M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class M-3 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class M-4 Certificates, the Interest Distribution Amount allocable to such certificates;

7.

To the Class M-5 Certificates, the Interest Distribution Amount allocable to such certificates;

8.

To the Class M-6 Certificates, the Interest Distribution Amount allocable to such certificates;

9.

To the Class B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

10.

To the Class B-2 Certificates, the Interest Distribution Amount allocable to such certificates;

11.

To the Class B-3 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflowfor such Distribution Date in accordance with the priorities set forth below.On any Distribution Date, any Net Interest Shortfalls for will first reduce Net Monthly Excess Cashflow and then will be allocated among theSenior Certificates, theMezzanine Certificates and the Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

On each Distribution Date prior to the Step -Down Date or on which a Trigger Event is in effect, thePrincipal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To the Senior Certificates:

a.

First, pro rata to the NAS Certificates, an amount equal to the product of (i) the NAS Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the NAS Certificates immediately prior to such Distribution Date and the denominator of which is equal to the sum of the balances of the Senior Certificates immediately prior to that Distribution Date and (iii) the Principal Distribution Amount for such Distribution Date, until the class principal amount of each such class has been reduced to zero.

b.

Second, sequentially:

i)

Pro rata to the Class A-1-A and Class A-1-B Certificates, until the class principal amount of each such class has been reduced to zero;

ii)

Pro rata to the Class A-2-A and Class A-2-B Certificates, until the class principal amount of each such class has been reduced to zero;

iii)

Pro rata to the Class A-3-A and Class A-3-B Certificates, until the class principal amount of each such class has been reduced to zero;

iv)

To the Class A-4 Certificates, until the class principal amount thereof has been reduced to zero;

v)

To the Class A-5 Certificates, until the class principal amount thereof has been reduced to zero;

vi)

Pro rata to the NAS Certificates, until the class principal amount of each such class has been reduced to zero.

2.

To the Class M-1 Certificates, until the class principal amount thereof has been reduced to zero;

3.

To the Class M-2 Certificates, until the class principal amount thereof has been reduced to zero;

4.

To the Class M-3 Certificates, until the class principal amount thereof has been reduced to zero;

5.

To the Class M-4 Certificates, until the class principal amount thereof has been reduced to zero;

6.

To the Class M-5 Certificates, until the class principal amount thereof has been reduced to zero;

7.

To the Class M-6 Certificates, until the class principal amount thereof has been reduced to zero;

8.

To the Class B-1 Certificates, until the class principal amount thereof has been reduced to zero; and

9.

To the Class B-2 Certificates, until the class principal amount thereof has been reduced to zero.

10.

To the Class B-3 Certificates, until the class principal amount thereof has been reduced to zero;

Any Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

On each Distribution Date on or after the Step -Down Date and on which a Trigger Event is not in effect, the Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To the Senior Certificates, the Senior Principal Distribution Amount for such Distribution Date:

a.

First, pro rata to the NAS Certificates,for any Distribution Date will be equal to the product of (i) the NAS Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the NAS Certificates immediately prior to that Distribution Date and the denominator of which is equal to the sum of the balances of the Senior Certificates immediately prior to that Distribution Date and (iii) the Senior Principal Distribution Amount for such Distribution Date, until the class principal amount of each such class has been reduced to zero.

b.

Second, sequentially:

i)

Pro rata to the Class A-1-A and Class A-1-B Certificates, until the class principal amount of each such class has been reduced to zero;

ii)

Pro rata to the Class A-2-A and Class A-2-B Certificates, until the class principal amount of each such class has been reduced to zero;

iii)

Pro rata to the Class A-3-A and Class A-3-B Certificates, until the class principal amount of each such class has been reduced to zero;

iv)

To the Class A-2 Certificates, until the class principal amount thereof has been reduced to zero;

v)

To the Class A-3 Certificates, until the class principal amount thereof has been reduced to zero;

vi)

To the Class A-4 Certificates, until the class principal amount thereof has been reduced to zero;

vii)

To the Class A-5 Certificates, until the class principal amount thereof has been reduced to zero;

viii)

Pro rata to the NAS Certificates, until the class principal amount of each such class has been reduced to zero.

2.

To the Class M-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

3.

To the Class M-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

4.

To the Class M-3 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

5.

To the Class M-4 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

6.

To the Class M-5 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

7.

To the Class M-6 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

8.

To the Class B-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero; and

9.

To the Class B-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero.

10.

To the Class B-3 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero.

Any Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1.

To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of thePrincipal Distribution Amount in accordance with the priorities described above;

2.

To theSenior Certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class;

3.

To the Class M-1 Certificates, the unpaid Interest Shortfall allocable to such class;

4.

To the Class M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

5.

To the Class M-2 Certificates, the unpaid Interest Shortfall allocable to such class;

6.

To the Class M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

7.

To the Class M-3 Certificates, the unpaid Interest Shortfall allocable to such class;

8.

To the Class M-3 Certificates, the Unpaid Realized Loss Amount allocable to such class;

9.

To the Class M-4 Certificates, the unpaid Interest Shortfall allocable to such class;

10.

To the Class M-4 Certificates, the Unpaid Realized Loss Amount allocable to such class;

11.

To the Class M-5 Certificates, the unpaid Interest Shortfall allocable to such class;

12.

To the Class M-5 Certificates, the Unpaid Realized Loss Amount allocable to such class;

13.

To the Class M-6 Certificates, the unpaid Interest Shortfall allocable to such class;

14.

To the Class M-6 Certificates, the Unpaid Realized Loss Amount allocable to such class;

15.

To the Class B-1 Certificates, the unpaid Interest Shortfall allocable to such class;

16.

To the Class B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

17.

To the Class B-2 Certificates, the unpaid Interest Shortfall allocable to such class;

18.

To the Class B-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

19.

To the Class B-3 Certificates, the unpaid Interest Shortfall allocable to such class;

20.

To the Class B-3 Certificates, the Unpaid Realized Loss Amount allocable to such class;

21.

concurrently, to the holders of the Senior Certificates, pro rata, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

22.

To the Class M-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

23.

To the Class M-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

24.

To the Class M-3 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

25.

To the Class M-4 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

26.

To the Class M-5 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

27.

To the Class M-6 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

28.

To the Class B-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

29.

To the Class B-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

30.

To the Class B-3 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

31.

To the Certificates in accordance with the priorities set forth below, any Basis Risk Shortfall Carryover Amounts for the Certificates for such Distribution Date (in the case of the Class A-1-B, Class A-2-B, and Class A-3-B Certificates after giving effect to any amounts paid under the Yield Maintenance Agreement on such Distribution Date);

32.

To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto; and

33.

To the Class CE Certificates.

Yield Maintenance Agreements and Reserve Fund

The Issuing Entity will have the benefit of three Yield Maintenance Agreements, which will benefit the Class A-1-B, Class A-2-B, and Class A-3-B Certificates. On each Distribution Date set forth on the related Yield Maintenance Schedule, the Yield Maintenance Agreement will pay an amount equal to the product of a) the excess, if any, of LIBOR (subject to the Rate Cap Ceiling of 11.50%) over the related Cap Strike Rate, b) the related Scheduled Notional Amount and c) a fraction, the numerator of which is the actual number of days elapsed from and including the 25th of the month prior to the month of such Distribution Date to and including the 24th of the month of such Distribution Date, and the denominator of which is 360.

Any amounts allocated to the certificateholders from the Yield Maintenance Agreement will be distributed to the Reserve Fund. On each Distribution Date, amounts on deposit in the Reserve Fund will be distributed sequentially as follows:

1.

From amounts received in respect of the Yield Maintenance Agreement related to the Class A-1-B Certificates, first, to the Class A-1-B Certificates, up to the Basis Risk Shortfall Carryover Amount for the Class A-1-B Certificates, and second, to the Class A-2-B, and Class A-3-B Certificates, pro-rata based on need, up to the Basis Risk Shortfall Carryover Amount for the Class A-2-B and Class A-3-B Certificates;

2.

From amounts received in respect of the Yield Maintenance Agreement related to the Class A-2-B Certificates, first, to the Class A-2-B Certificates, up to the Basis Risk Shortfall Carryover Amount for the Class A-2-B Certificates, and second, to the Class A-1-B, and Class A-3-B Certificates, pro-rata based on need, up to the Basis Risk Shortfall Carryover Amount for the Class A-1-B, and Class A-3-B Certificates;

3.

From amounts received in respect of the Yield Maintenance Agreement related to the Class A-3-B Certificates, first, to the Class A-3-B Certificates, up to the Basis Risk Shortfall Carryover Amount for the Class A-3-B Certificates, and second, to the Class A-1-B and Class A-2-B Certificates, pro-rata based on need, up to the Basis Risk Shortfall Carryover Amount for the Class A-1-B and Class A-2-B Certificates;

4.

to the Senior Certificates, pro rata, any applicable Unpaid Realized Loss Amounts (prior to giving effect to amounts available to be paid in respect of Unpaid Realized Loss Amounts as described above);

5.

to the Class M-1, Class M -2, Class M-3,Class M -4, Class M-5, Class M -6, Class B-1, Class B-2, and Class B-3 Certificates, in that order, any applicable Unpaid Realized Loss Amounts (prior to giving effect to amounts available to be paid in respect of Unpaid Realized Loss Amounts as described above); and

6.

to the Class CE Certificates, any remaining amounts.

Deal Summary

Issuing Entity

J.P. Morgan Alternative Loan Trust, 2006-S3

Offered Certificates

Class A-1-A, Class A-1-B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class M -2, Class M-3, Class M -4, Class M-5, Class M -6, Class M-7, Class B-1, Class B-2, and Class B-3 Certificates are the “Offered Certificates”. In addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.

Senior Certificates:

Class A-1-A, Class A-1-B, Class A-2-A, Class A-2-B, Class A-3-A, Class A-3-B, Class A-4, Class A-5, Class A-6, and Class A-7.

Mezzanine Certificates:

Class M-1, Class M-2, Class M-3, Class M -4, Class M-5 and Class M -6.

Subordinate Certificates:

Class B-1, Class B-2 and Class B-3.

LIBOR Certificates:

Class A-1-B, Class A-2-B and Class A-3-B.

Lead Underwriter

J.P. Morgan Securities, Inc.

Seller

J.P. Morgan Mortgage Acquisition Corp.

Depositor

J.P. Morgan Acceptance Corporation I

Trustee

U.S. Bank National Association.

Master Servicer

[Well’s Fargo Bank, N.A.] (the “Master Servicer”)

Servicers

JPMorgan Chase Bank, National Association, Greenpoint Mortgage Company, Countrywide Servicing, and certain other servicers will act as a servicer of a portion of the mortgage loans.

Custodian

JPMorgan Chase Bank, N.A.

Cut-off Date

June 1, 2006.

Settlement Date

June 29, 2006.

Optional Clean-Up Call

The Clean-Up Call option may be exercised on the first Distribution Date on which the current balance of the mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

Pricing Prepayment

100% “PPC” assumes a per annum rate of prepayment of 10.0% of the then outstanding

Speed

principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans, following which the annual prepayment rate increases by 15%/11 each month until the 12th month of the life of the mortgage loans and remains constant at 25% per annum in the 12th month of the life of the mortgage loans and in each month thereafter.

Summary of Terms

Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

Basis Risk Shortfall Carryover Amounts

For any Distribution Date and each class ofLIBOR Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest such class of LIBOR Certificates would have accrued on such Distribution Date had its certificate interest rate for such Distribution Date been equal to the lesser of (a) One-Month LIBOR plus the applicable certificate margin and(b) 11.50% per annum, over (y) the amount of interest such class of LIBOR Certificates accrued for such Distribution Date at the Net WAC Rate (adjusted to an actual/360 basis) and (ii) the unpaid portion of any Basis Risk Shortfall Carryover Amount for such class of LIBOR Certificates from prior Distribution Dates together with interest accrued on such unpaid portion for the most recently ended accrual period at the lesser of (a) One-Month LIBOR plus the certificate margin for and such class of LIBOR Certificates for the related accrual period and (b) 11.50% per annum.

Cap Strike Rate	The rate specified in the Yield Maintenance Agreement for such Distribution Date.
Current Principal Balance	For any Distribution Date and Mortgage Loan, the stated principal balance of such Mortgage Loan as of the last day of the related due period.
Distribution Date	25th day of each month (or the next business day if the 25th is not a business day), commencing in July 2006.
Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Interest Distribution Amount

With respect to each class of Offered Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related accrual period at the related certificate interest rate on the related class principal amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Remittance Amount

With respect to any Distribution Date, that portion of the available distribution amount for such Distribution Date attributable to interest received or advanced with respect to the mortgage loans and compensating interest paid by the Servicer with respect to the mortgage loans.

Interest Shortfall

With respect to any class of Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Mortgage Loan	The conventional, fixed rate mortgage loans secured by first liens on the Mortgaged Properties included in the Issuing Entity as of the Closing Date.
NAS Lockout Percentage	Distribution Date	NAS Shift (1) (%)
	July 2006 – June 2009	0
	July 2009 – June 2011	45
	July 2011 – June 2012	80
	July 2012 – June 2013	100
	July 2013 and thereafter	300
(1) Percentage of pro rata principal distribution amount due to the NAS Certificates.
Net Interest Shortfalls	With respect to any Distribution Date, an amount equal to the sum of a) any Net Prepayment Interest Shortfalls for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available distribution amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Certificates, (B) the Interest Shortfall for the Senior Certificates and (C) the Principal Remittance Amount.

Net Prepayment Interest Shortfall

With respect to any Distribution Date, the amount by which a prepayment interest shortfall for the related prepayment period exceeds the amount that the Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement to cover such shortfall.

Net WAC Rate

For any Distribution Date, the weighted average of the net mortgage rates of the Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their stated principal balances as of that date.

Overcollateralization Amount

For any Distribution Date, the amount, if any, by which (x) the aggregate Current Principal Balance of the Mortgage Loans exceeds (y) the sum of the aggregate class principal amount of the Certificates (other than the Class CE Certificates) as of such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date). Initially, t he Overcollateralization Amount will be approximately [1.25]% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).

Overcollateralization Floor	With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount

With respect to any Distribution Date (1) prior to the Step-Down Date, approximately [1.25]% of the aggregate stated principal balance of the mortgage loans as of the Cut-off Date, or (2) on or after the Step-Down Date, (A) if a Trigger Event is not in effect, the greater of (x) [2.50]% of the aggregate Current Principal Balance of the Mortgage Loans and (y) the Overcollateralization Floor, and (B) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Principal Distribution Amount	With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.
Principal Remittance Amount

With respect to any Distribution Date, the portion of the available distribution amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the mortgage loans by the Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the mortgage loans received during the related prepayment period, including any subsequent recoveries on the mortgage loans, and (iv) the principal portion of the purchase price of each mortgage loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the mortgage loans, the principal portion of the purchase p rice, up to the principal portion of the par value and (vi) amounts paid under the Yield Maintenance Agreement to cover the Unpaid Realized Loss Amounts.

Realized Loss

With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

Reserve Fund	The separate account for the benefit of the holders of the LIBOR Certificates for the deposit of any amounts received under the Yield Maintenance Agreement.
Scheduled Notional Amount	With respect to each class of LIBOR Certificates and any Distribution Date, the notional amount specified in the Yield Maintenance Agreement for such Distribution Date.
Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate class principal amount of the Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring July 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to [15.00]% (as calculated prior to the distribution of Principal Distribution Amount on the Mezzanine and Subordinate Certificates).

Senior Principal Distribution Amount

For any applicable Distribution Date, an amount equal to the excess of (x) the aggregate class principal amount of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 85.00% and (2) the aggregate Current Principal Balance of the Mortgage Loans and (B) the aggregate Current Principal Balance of the Mortgage Loans minus the Overcollateralization Floor.

Structuring Assumptions

The following assumptions, unless otherwise specified: (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning July 1, 2006, (ii) any principal prepayments on the Mortgage Loans are received on the last day of each month beginning in June 2006 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans prepay at the indicated constant percentages of PPC, (vii) the date of issuance for the Certificates is June [29], 2006, (viii) cash distributions are received by the Certificateholders on the 25th day of each month, (ix) there are no Net Interest Shortfalls on any Distribution Date and (x) LIBOR is constant at [5.145]%.

Subordinate Class Principal Distribution Amount

With respect to any class of Subordinate Certificates or Mezzanine Certificates and Distribution Date, an amount equal to the excess of (x) the sum of (1) the class principal amount of such class of Certificates immediately prior to such Distribution Date the and (2) the aggregate class principal amount of all classes of Certificates senior in right of payment to such class (after taking into account the payment of the related Senior Principal Distribution Amount and Subordinate Class Principal Distribution Amount, as applicable, on such Distribution Date) over (y) the lesser of (A) the product of (1) 100% minus the related Targeted C/E Percentage and (2) the aggregate Current Principal Balance of the Mortgage Loans and (B) the aggregate Current Principal Balance of the Mortgage Loans minus the Overcollateralization Floor.

Target ed C/E Percentage Unpaid Realized Loss Amount

For each Class of Certificates, the percentage as set forth in the table on page [2]. For any class of Senior, Mezzanine or Subordinate Certificates, the portion of the aggregate allocated Realized Loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Yield Maintenance Agreement	The yield maintenance agreement documented pursuant to an ISDA Master Agreement (Multicurrency-Cross Border), together each with a schedule and a confirmation.

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to Call)(1)

	25% PPC		50% PPC
Class	Est. WAL (years)	Pmt. Window	Est. WAL (years)	Pmt. Window
A-1-1 / B	3.20	Jul06-Jun13	1.71	Jul06-Dec09
A-2-1 / B	10.82	Jun13-Aug20	4.48	Dec09-Apr12
A-3-1 / B	16.90	Aug20-Apr26	8.61	Apr12-May18
A-4	22.20	Apr26-Sep29	14.38	May18-Jan22
A-5	23.24	Jul09-Sep29	15.57	Jan22-Jan22
A-6	9.57	Jul09-Sep29	7.87	Jul09-Jan22
A-7	9.57	Feb16-Sep29	7.87	Jul09-Jan22
M-1	17.10	Feb16-Sep29	10.49	Aug11-Jan22
M-2	17.10	Feb16-Sep29	10.49	Aug11-Jan22
M-3	17.10	Feb16-Sep29	10.49	Aug11-Jan22
M-4	17.10	Feb16-Sep29	10.49	Aug11-Jan22
M-5	17.10	Feb16-Sep29	10.49	Aug11-Jan22
M-6	17.10	Feb16-Sep29	10.49	Aug11-Jan22
B-1	17.07	Feb16-Sep29	10.46	Aug11-Jan22
B-2	16.82	Feb16-Sep29	10.19	Aug11-May21
B-3	16.24	Feb16-Aug27	9.68	Aug11-Dec19

	75% PPC		100% PPC		125% PPC
Class	Est. WAL (years)	Pmt. Window	Est. WAL (years)	Pmt. Window	Est. WAL (years)	Pmt. Window
A-1-1 / B	1.21	Jul06-Oct08	0.95	Jul06-Apr08	0.79	Jul06-Dec07
A-2-1 / B	2.92	Oct08-Feb10	2.20	Apr08-Feb09	1.77	Dec07-Aug08
A-3-1 / B	4.56	Feb10-Mar12	3.20	Feb09-May10	2.46	Aug08-Apr09
A-4	8.86	Mar12-Apr17	5.00	May10-May13	3.53	Apr09-Nov10
A-5	10.82	Apr17-Apr17	8.04	May13-Jul14	5.22	Nov10-Oct12
A-6	7.03	Jul09-Apr17	6.39	Jul09-Jul14	5.56	Sep09-Oct12
A-7	7.03	Jul09-Apr17	6.39	Jul09-Jul14	5.56	Sep09-Oct12
M-1	7.18	Dec09-Apr17	5.37	Jul09-Jul14	4.41	Aug09-Oct12
M-2	7.18	Dec09-Apr17	5.37	Jul09-Jul14	4.39	Aug09-Oct12
M-3	7.18	Dec09-Apr17	5.37	Jul09-Jul14	4.39	Aug09-Oct12
M-4	7.18	Dec09-Apr17	5.37	Jul09-Jul14	4.39	Aug09-Oct12
M-5	7.18	Dec09-Apr17	5.37	Jul09-Jul14	4.38	Jul09-Oct12
M-6	7.18	Dec09-Apr17	5.37	Jul09-Jul14	4.36	Jul09-Oct12
B-1	7.15	Dec09-Apr17	5.35	Jul09-Jul14	4.35	Jul09-Oct12
B-2	6.95	Dec09-Nov16	5.20	Jul09-Mar14	4.23	Jul09-Jul12
B-3	6.57	Dec09-Sep15	4.91	Jul09-May13	4.01	Jul09-Nov11

	150% PPC		175% PPC		200% PPC
Class	Est. WAL (years)	Pmt. Window	Est. WAL (years)	Pmt. Window	Est. WAL (years)	Pmt. Window
A-1-1 / B	0.68	Jul06-Sep07	0.60	Jul06-Jul07	0.54	Jul06-Jun07
A-2-1 / B	1.49	Sep07-Mar08	1.28	Jul07-Dec07	1.13	Jun07-Oct07
A-3-1 / B	2.04	Mar08-Oct08	1.73	Dec07-Jun08	1.50	Oct07-Mar08
A-4	2.63	Oct08-Jun09	2.22	Jun08-Dec08	1.91	Mar08-Aug08
A-5	3.59	Jun09-Aug10	2.64	Dec08-Apr09	2.26	Aug08-Nov08
A-6	4.76	Oct09-Aug11	3.88	Apr09-Sep10	3.14	Nov08-Feb10
A-7	4.76	Oct09-Aug11	3.88	Apr09-Sep10	3.14	Nov08-Feb10
M-1	3.90	Sep09-Aug11	3.66	Nov09-Sep10	3.64	Jan10-Feb10
M-2	3.86	Sep09-Aug11	3.59	Oct09-Sep10	3.52	Nov09-Feb10
M-3	3.86	Sep09-Aug11	3.56	Sep09-Sep10	3.46	Nov09-Feb10
M-4	3.82	Aug09-Aug11	3.52	Sep09-Sep10	3.41	Oct09-Feb10
M-5	3.82	Aug09-Aug11	3.52	Sep09-Sep10	3.40	Oct09-Feb10
M-6	3.82	Aug09-Aug11	3.48	Aug09-Sep10	3.33	Sep09-Feb10
B-1	3.80	Aug09-Aug11	3.46	Aug09-Sep10	3.32	Aug09-Feb10
B-2	3.67	Jul09-May11	3.38	Aug09-Jul10	3.19	Aug09-Dec09
B-3	3.49	Jul09-Nov10	3.20	Jul09-Feb10	3.14	Jul09-Aug09

(1) Based on the Structuring Assumptions.

Class A-1-B Available Funds Cap (1)(2)

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC	Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25 Jul 06	5.205	5.205	5.205	5.205	25 Feb 10	9.241
25 Aug 06	11.500	11.500	11.500	11.500	25 Mar 10	10.243
25 Sep 06	11.500	11.500	11.500	11.500	25 Apr 10	9.249
25 Oct 06	11.500	11.500	11.500	11.500	25 May 10	9.563
25 Nov 06	11.500	11.500	11.500	11.500	25 Jun 10	9.259
25 Dec 06	11.500	11.500	11.500	11.500	25 Jul 10	9.583
25 Jan 07	11.500	11.500	11.500	11.500	25 Aug 10	9.290
25 Feb 07	11.500	11.500	11.500	11.500	25 Sep 10	9.313
25 Mar 07	11.500	11.500	11.500	11.500	25 Oct 10	9.656
25 Apr 07	11.500	11.500	11.500	11.500	25 Nov 10	9.378
25 May 07	11.500	11.500	11.500	11.500	25 Dec 10	9.734
25 Jun 07	11.500	11.500	11.500	11.500	25 Jan 11	9.464
25 Jul 07	11.500	11.500	11.500	11.500	25 Feb 11	9.514
25 Aug 07	11.500	11.500	11.500	11.500	25 Mar 11	10.609
25 Sep 07	11.500	11.500	11.500	11.500	25 Apr 11	9.644
25 Oct 07	11.500	11.500	11.500	11.500	25 May 11	10.042
25 Nov 07	11.500	11.500	11.500	11.500	25 Jun 11	9.796
25 Dec 07	11.500	11.500	11.500	11.500	25 Jul 11	10.217
25 Jan 08	11.157	11.500	11.500	11.500	25 Aug 11	9.969
25 Feb 08	10.923	11.500	11.500	11.500	25 Sep 11	10.059
25 Mar 08	11.366	11.500	11.500	11.500	25 Oct 11	10.504
25 Apr 08	10.447	11.500	11.500	11.500	25 Nov 11	10.278
25 May 08	10.669	11.500	11.500		25 Dec 11	10.758
25 Jun 08	10.206	11.446	11.500		25 Jan 12	10.555
25 Jul 08	10.440	11.560	11.500		25 Feb 12	10.720
25 Aug 08	10.001	11.032	11.500		25 Mar 12	11.671
25 Sep 08	9.912	10.895	11.500		25 Apr 12	11.134
25 Oct 08	10.168	11.148	11.500		25 May 12	11.771
25 Nov 08	9.767	10.679			25 Jun 12	11.686
25 Dec 08	10.033	10.975			25 Jul 12	12.446
25 Jan 09	9.651	10.561			25 Aug 12	12.432
25 Feb 09	9.599	10.542			25 Sep 1 2	12.902
25 Mar 09	10.547	11.683			25 Oct 12	13.942
25 Apr 09	9.475	10.522			25 Nov 12	14.231
25 May 09	9.750	10.942			25 Dec 12	15.713
25 Jun 09	9.390	10.691			25 Jan 13	16.520
25 Jul 09	9.669	11.320			25 Feb 13	18.409
25 Aug 09	9.326	11.302			25 Mar 13	23.711
25 Sep 09	9.300	11.960			25 Apr 13	26.663
25 Oct 09	9.594	13.879			25 May 13	39.854
25 Nov 09	9.268	17.728			25 Jun 13	90.807
25 Dec 09	9.568	551.594
25 Jan 10	9.248

1.

Available Funds Cap equals a) the interest paid out to the Class A-1-B Certificates divided by b) the Class A-1-B balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-month LIBOR is 11.44%.

Class A-2-B Available Funds Cap (1)(2)

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC	Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC	Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25 Jul 06	5.255	5.255	5.255	5.255	25 Apr 11	8.547	11.487			25 Jan 16	8.879
25 Aug 06	11.500	11.500	11.500	11.500	25 May 11	8.826	12.287			25 Feb 16	9.175
25 Sep 06	11.500	11.500	11.500	11.500	25 Jun 11	8.536	12.384			25 Mar 16	10.240
25 Oct 06	11.500	11.500	11.500	11.500	25 Jul 11	8.816	13.471			25 Apr 16	9.603
25 Nov 06	11.500	11.500	11.500	11.500	25 Aug 11	8.527	14.142			25 May 16	9.968
25 Dec 06	11.500	11.500	11.500	11.500	25 Sep 11	8.523	18.582			25 Jun 16	9.728
25 Jan 07	11.500	11.500	11.500	11.500	25 Oct 11	8.803	20.757			25 Jul 16	10.092
25 Feb 07	11.500	11.500	11.500	11.500	25 Nov 11	8.515	22.151			25 Aug 16	9.799
25 Mar 07	11.500	11.500	11.500	11.500	25 Dec 11	8.795	26.128			25 Sep 16	9.834
25 Apr 07	11.500	11.500	11.500	11.500	25 Jan 12	8.508	30.413			25 Oct 16	10.200
25 May 07	11.500	11.500	11.500	11.500	25 Feb 12	8.504	40.560			25 Nov 16	9.909
25 Jun 07	11.500	11.500	11.500	11.500	25 Mar 12	9.086	75.382			25 Dec 16	10.281
25 Jul 07	11.500	11.500	11.500	11.500	25 Apr 12	8.497	1448.153			25 Jan 17	9.992
25 Aug 07	11.500	11.500	11.500	11.500	25 May 12	8.777				25 Feb 17	10.037
25 Sep 07	11.500	11.500	11.500	11.500	25 Jun 12	8.491				25 Mar 17	11.165
25 Oct 07	11.500	11.500	11.500	11.500	25 Jul 12	8.770				25 Apr 17	10.134
25 Nov 07	11.500	11.500	11.500	11.500	25 Aug 12	8.485				25 May 17	10.527
25 Dec 07	11.500	11.500	11.500	11.500	25 Sep 12	8.482				25 Jun 17	10.243
25 Jan 08	11.500	11.500	11.500	11.500	25 Oct 12	8.761				25 Jul 17	10.645
25 Feb 08	11.500	11.500	11.500	11.500	25 Nov 12	8.476				25 Aug 17	10.364
25 Mar 08	11.500	11.500	11.500	11.500	25 Dec 12	8.755				25 Sep 17	10.430
25 Apr 08	11.500	11.500	11.500	11.500	25 Jan 13	8.469				25 Oct 17	10.851
25 May 08	11.280	11.500	11.500	11.500	25 Feb 13	8.467				25 Nov 17	10.575
25 Jun 08	11.028	11.481	11.500	11.500	25 Mar 13	9.369				25 Dec 17	11.011
25 Jul 08	10.875	11.513	11.500	11.500	25 Apr 13	8.460				25 Jan 18	10.740
25 Aug 08	10.538	11.293	11.500	11.500	25 May 13	8.738				25 Feb 18	10.831
25 Sep 08	10.278	11.123	11.500	11.500	25 Jun 13	8.454				25 Mar 18	12.101
25 Oct 08	10.179	11.135	11.500	11.500	25 Jul 13	8.748				25 Apr 18	11.035
25 Nov 08	9.728	10.727	11.500	11.500	25 Aug 13	8.474				25 May 18	11.519
25 Dec 08	9.673	10.762	11.500	11.500	25 Sep 13	8.482				25 Jun 18	11.268
25 Ja n 09	9.164	10.268	11.500	11.500	25 Oct 13	8.773				25 Jul 18	11.780
25 Feb 09	8.883	10.023	11.500	11.500	25 Nov 13	8.499				25 Aug 18	11.541
25 Mar 09	9.695	10.929	11.500		25 Dec 13	8.791				25 Sep 18	11.695
25 Apr 09	8.814	9.855	11.500		25 Jan 14	8.517				25 Oct 18	12.260
25 May 09	9.131	10.121	11.500		25 Feb 14	8.526				25 Nov 18	12.048
25 Jun 09	8.842	9.716	11.500		25 Mar 14	9.450				25 Dec 18	12.659
25 Jul 09	9.128	9.958	11.500		25 Apr 14	8.545				25 Jan 19	12.473
25 Aug 09	8.827	9.593	11.500		25 May 14	8.841				25 Feb 19	12.720
25 Sep 09	8.816	9.546	11.500		25 Jun 14	8.566				25 Mar 19	14.391
25 Oct 09	9.095	9.817	11.500		25 Jul 14	8.863				25 Apr 19	13.307
25 Nov 09	8.784	9.453	11.500		25 Aug 14	8.589				25 May 19	14.111
25 Dec 09	9.058	9.722	11.500		25 Sep 14	8.601				25 Jun 19	14.051
25 Jan 10	8.747	9.472	11.500		25 Oct 14	8.901				25 Jul 19	14.988
25 Feb 10	8.727	9.531	11.500		25 Nov 14	8.627				25 Aug 19	15.029
25 Mar 10	9.642	10.627			25 Dec 14	8.928				25 Sep 19	15.641
25 Apr 10	8.688	9.648			25 Jan 15	8.655				25 Oct 19	16.915
25 May 10	8.957	10.030			25 Feb 15	8.669				25 Nov 19	17.244
25 Jun 10	8.648	9.762			25 Mar 15	9.615				25 Dec 19	18.930
25 Jul 10	8.920	10.168			25 Apr 15	8.700				25 Jan 20	19.666
25 Aug 10	8.617	9.926			25 May 15	9.008				25 Feb 20	21.405
25 Sep 10	8.605	10.029			25 Jun 15	8.734				25 Mar 20	25.383
25 Oct 10	8.880	10.493			25 Jul 15	9.044				25 Apr 20	27.039
25 Nov 10	8.583	10.294			25 Aug 15	8.771				25 May 20	33.107
25 Dec 10	8.860	10.811			25 Sep 15	8.791				25 Jun 20	40.514
25 Jan 11	8.567	10.652			25 Oct 15	9.105				25 Jul 20	59.978
25 Feb 11	8.560	10.876			25 Nov 15	8.833				25 Aug 20	115.622
25 Mar 11	9.469	12.363			25 Dec 15	9.151

1.

Available Funds Cap equals a) the interest paid out to the Class A-2-B Certificates divided by b) the Class A-2-B balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-month LIBOR is 11.39%.

Class A-3-B Available Funds Cap(1)(2)

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC	Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC	Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25 Jul 06	5.305	5.305	5.305	5.305	25 Aug 12	8.284	10.929			25 Sep 18	8.494
25 Aug 06	11.500	11.500	11.500	11.500	25 Sep 12	8.288	11.059			25 Oct 18	8.769
25 Sep 06	11.500	11.500	11.500	11.500	25 Oct 12	8.567	11.561			25 Nov 18	8.478
25 Oct 06	11.500	11.500	11.500	11.500	25 Nov 12	8.294	11.323			25 Dec 18	8.753
25 Nov 06	11.500	11.500	11.500	11.500	25 Dec 12	8.572	11.841			25 Jan 19	8.463
25 Dec 06	11.500	11.500	11.500	11.500	25 Jan 13	8.298	11.602			25 Feb 19	8.455
25 Jan 07	11.500	11.500	11.500	11.500	25 Feb 13	8.300	11.750			25 Mar 19	9.352
25 Feb 07	11.500	11.500	11.500	11.500	25 Mar 13	9.189	13.168			25 Apr 19	8.439
25 Mar 07	11.500	11.500	11.500	11.500	25 Apr 13	8.302	12.052			25 May 19	8.712
25 Apr 07	11.500	11.500	11.500	11.500	25 May 13	8.580	12.622			25 Jun 19	8.424
25 May 07	11.500	11.500	11.500	11.500	25 Jun 13	8.304	12.387			25 Jul 19	8.697
25 Jun 07	11.500	11.500	11.500	11.500	25 Jul 13	8.583	12.984			25 Aug 19	8.409
25 Jul 07	11.500	11.500	11.500	11.500	25 Aug 13	8.306	12.522			25 Sep 19	8.401
25 Aug 07	11.500	11.500	11.500	11.500	25 Sep 13	8.305	12.487			25 Oct 19	8.673
25 Sep 07	11.500	11.500	11.500	11.500	25 Oct 13	8.580	12.870			25 Nov 19	8.386
25 Oct 07	11.500	11.500	11.500	11.500	25 Nov 13	8.303	12.433			25 Dec 19	8.658
25 Nov 07	11.500	11.500	11.500	11.500	25 Dec 13	8.578	12.827			25 Jan 20	8.371
25 Dec 07	11.500	11.500	11.500	11.500	25 Jan 14	8.300	12.403			25 Feb 20	8.364
25 Jan 08	11.500	11.500	11.500	11.500	25 Feb 14	8.298	12.398			25 Mar 20	8.932
25 Feb 08	11.500	11.500	11.500	11.500	25 Mar 14	9.183	13.719			25 Apr 20	8.348
25 Mar 08	11.500	11.500	11.500	11.500	25 Apr 14	8.293	12.397			25 May 20	8.619
25 Apr 08	11.500	11.500	11.500	11.500	25 May 14	8.567	12.820			25 Jun 20	8.333
25 May 08	11.500	11.500	11.500	11.500	25 Jun 14	8.288	12.422			25 Jul 20	8.603
25 Jun 08	11.500	11.500	11.500	11.500	25 Jul 14	8.562	12.856			25 Aug 20	8.318
25 Jul 08	11.500	11.500	11.500	11.500	25 Aug 14	8.283	12.467			25 Sep 20	8.314
25 Aug 08	11.500	11.500	11.500	11.500	25 Sep 14	8.281	12.498			25 Oct 20	8.612
25 Sep 08	11.500	11.500	11.500	11.500	25 Oct 14	8.554	12.951			25 Nov 20	8.355
25 Oct 08	11.500	11.500	11.500	11.500	25 Nov 14	8.276	12.575			25 Dec 20	8.656
25 Nov 08	11.500	11.500	11.500	11.500	25 Dec 14	8.548	13.041			25 Jan 21	8.399
25 Dec 08	11.500	11.500	11.500	11.500	25 Jan 15	8.270	12.674			25 Feb 21	8.422
25 Jan 09	11.500	11.500	11.500	11.500	25 Feb 15	8.267	12.732			25 Mar 21	9.349
25 Feb 09	11.500	11.500	11.500	11.500	25 Mar 15	9.148	14.164			25 Apr 21	8.476
25 Mar 09	11.296	11.351	11.500	11.500	25 Apr 15	8.260	12.865			25 May 21	8.854
25 Apr 09	10.836	11.005	11.500	11.500	25 May 15	8.532	13.373			25 Jun 21	8.552
25 May 09	10.511	10.795	11.500	11.500	25 Jun 15	8.254	13.027			25 Jul 21	8.834
25 Jun 09	10.088	10.462	11.500	11.500	25 Jul 15	8.526	13.555			25 Aug 21	8.576
25 Jul 09	9.851	10.315	11.500	11.500	25 Aug 15	8.248	13.219			25 Sep 21	8.604
25 Aug 09	9.787	10.272	11.500	11.500	25 Sep 15	8.245	13.329			25 Oct 21	8.921
25 Sep 09	9.576	10.092	11.500	11.500	25 Oct 15	8.516	13.894			25 Nov 21	8.664
25 Oct 09	9.514	10.073	11.500	11.500	25 Nov 15	8.239	13.575			25 Dec 21	8.985
25 Nov 09	9.161	9.726	11.500	11.500	25 Dec 15	8.510	14.171			25 Jan 22	8.728
25 Dec 09	9.140	9.744	11.500	11.500	25 Jan 16	8.232	13.865			25 Feb 22	8.761
25 Jan 10	8.765	9.371	11.500	11.500	25 Feb 16	8.418	14.030			25 Mar 22	9.738
25 Feb 10	8.575	9.201	11.500	11.500	25 Mar 16	9.270	15.187			25 Apr 22	8.832
25 Mar 10	9.097	9.805	11.500	11.500	25 Apr 16	8.666	14.402			25 May 22	9.166
25 Apr 10	8.194	8.854	11.500	11.500	25 May 16	8.961	15.140			25 Jun 22	8.909
25 May 10	8.265	8.963	11.500	11.500	25 Jun 16	8.702	15.005			25 Jul 22	9.249
25 Jun 10	7.871	8.563	11.500		25 Jul 16	8.988	15.803			25 Aug 22	8.993
25 Jul 10	8.180	8.907	11.500		25 Aug 16	8.690	15.598			25 Sep 22	9.038
25 Aug 10	7.959	8.674	11.500		25 Sep 16	8.683	15.936			25 Oct 22	9.388
25 Sep 10	7.997	8.721	11.500		25 Oct 16	8.964	16.855			25 Nov 22	9.134
25 Oct 10	8.294	9.051	11.500		25 Nov 16	8.667	16.730			25 Dec 22	9.492
25 Nov 10	8.056	8.797	11.500		25 Dec 16	8.948	17.774			25 Jan 23	9.240
25 Dec 10	8.349	9.123	11.500		25 Jan 17	8.651	17.733			25 Feb 23	9.297
25 Jan 11	8.103	8.863	11.500		25 Feb 17	8.644	18.337			25 Mar 23	10.359
25 Feb 11	8.123	8.894	11.500		25 Mar 17	9.560	21.066			25 Apr 23	9.419
25 Mar 11	9.008	9.869	11.500		25 Apr 17	8.627	19.827			25 May 23	9.802
25 Apr 11	8.154	8.944	11.500		25 May 17	8.906	21.451			25 Jun 23	9.556
25 May 11	8.440	9.268	11.500		25 Jun 17	8.611	21.860			25 Jul 23	10.123
25 Jun 11	8.182	8.998	11.500		25 Jul 17	8.890	23.952			25 Aug 23	9.725
25 Jul 11	8.467	9.323	11.500		25 Aug 17	8.595	24.786			25 Sep 23	9.810
25 Aug 11	8.206	9.186	11.500		25 Sep 17	8.588	26.785			25 Oct 23	10.231
25 Sep 11	8.217	10.255	11.500		25 Oct 17	8.866	30.313			25 Nov 23	9.997
25 Oct 11	8.500	10.619	11.500		25 Nov 17	8.572	26.573			25 Dec 23	10.437
25 Nov 11	8.235	10.301	11.500		25 Dec 17	8.849	27.857			25 Jan 24	10.212
25 Dec 11	8.516	10.665	11.500		25 Jan 18	8.556	31.555			25 Feb 24	10.331
25 Jan 12	8.249	10.345	11.500		25 Feb 18	8.549	38.949			25 Mar 24	11.181
25 Feb 12	8.256	10.368	11.500		25 Mar 18	9.455	58.449			25 Apr 24	10.600
25 Mar 12	8.830	11.097	11.500		25 Apr 18	8.532	88.047			25 May 24	11.109
25 Apr 12	8.267	10.405			25 May 18	8.808	375.137			25 Jun 24	10.916
25 May 12	8.547	10.881			25 Jun 18	8.517				25 Jul 24	11.466
25 Jun 12	8.276	10.666			25 Jul 18	8.792				25 Aug 24	11.294
25 Jul 12	8.556	11.161			25 Aug 18	8.501				25 Sep 24	11.512

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC	Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC	Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25 Oct 24	12.146				25 May 25	12.879				25 Dec 25	22.665
25 Nov 24	12.025				25 Jun 25	13.018				25 Jan 26	26.710
25 Dec 24	12.738				25 Jul 25	14.149				25 Feb 26	35.908
25 Jan 25	12.670				25 Aug 25	14.533				25 Mar 26	67.480
25 Feb 25	13.060				25 Sep 25	15.608				25 Apr 26	397.156
25 Mar 25	13.367				25 Oct 25	17.600
25 Apr 25	11.901				25 Nov 25	19.008

1.

Available Funds Cap equals a) the interest paid out to the Class A-3-B Certificates divided by b) the Class A-3-B balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-month LIBOR is  11.34%.

Yield Maintenance Agreement Schedule- Class A-1-B(1)

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%)(1)	Rate Cap Ceiling (%)

25-Aug-06

25-Sep-06

25-Oct-06

25-Nov-06

25-Dec-06

25-Jan-07

25-Feb-07

25-Mar-07

25-Apr-07

25-May-07

25-Jun-07

25-Jul-07

25-Aug-07

25-Sep-07

25-Oct-07

25-Nov-07

25-Dec-07

25-Jan-08

25-Feb-08

25-Mar-08

25-Apr-08

223,759,466.66

216,078,672.77

207,663,584.82

198,533,072.22

188,708,583.73

178,214,233.74

167,076,726.60

155,327,071.07

142,997,021.02

130,120,297.24

116,908,530.67

103,931,896.85

91,267,796.38

78,908,733.50

66,847,391.66

55,076,629.28

43,589,475.54

32,379,126.32

21,438,940.22

10,762,434.70

343,282.25

		6.634 6.634 6.858 6.634 6.858 6.634 6.634 7.352 6.635 6.858 6.635 6.858 6.635 6.635 6.858 6.635 6.858 6.635 6.635 7.097 6.635	11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500 11.500

1.

The strike rate is calculated by subtracting the margin of the Class A-1-B bond from the Net WAC of the underlying collateral using a prepayment assumption of 100 PPC.

Yield Maintenance Agreement Schedule- Class A-2-B(1)

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%)(1)	Rate Cap Ceiling (%)

25-Aug-06

25-Sep-06

25-Oct-06

25-Nov-06

25-Dec-06

25-Jan-07

25-Feb-07

25-Mar-07

25-Apr-07

25-May-07

25-Jun-07

25-Jul-07

25-Aug-07

25-Sep-07

25-Oct-07

25-Nov-07

25-Dec-07

25-Jan-08

25-Feb-08

25-Mar-08

25-Apr-08

25-May-08

25-Jun-08

25-Jul-08

25-Aug-08

25-Sep-08

25-Oct-08

25-Nov-08

25-Dec-08

25-Jan-09

25-Feb-09

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

89,616,248.15

79,128,778.40

68,894,187.92

58,906,406.46

49,159,509.00

39,647,712.30

30,365,371.48

21,306,976.76

12,467,150.20

3,840,642.58

6.584 6.584 6.808 6.584 6.808 6.584 6.584 7.302 6.585 6.808 6.585 6.808 6.585 6.585 6.808 6.585 6.808 6.585 6.585 7.047 6.585 6.808 6.585 6.808 6.585 6.585 6.809 6.586 6.809 6.586 6.586

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

1.

The strike rate is calculated by subtracting the margin of the Class A-2-B bond from the Net WAC of the underlying collateral using a prepayment assumption of 100 PPC.

Yield Maintenance Agreement Schedule- Class A-3-B(1)

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%)(1)	Rate Cap Ceiling (%)

25-Aug-06

25-Sep-06

25-Oct-06

25-Nov-06

25-Dec-06

25-Jan-07

25-Feb-07

25-Mar-07

25-Apr-07

25-May-07

25-Jun-07

25-Jul-07

25-Aug-07

25-Sep-07

25-Oct-07

25-Nov-07

25-Dec-07

25-Jan-08

25-Feb-08

25-Mar-08

25-Apr-08

25-May-08

25-Jun-08

25-Jul-08

25-Aug-08

25-Sep-08

25-Oct-08

25-Nov-08

25-Dec-08

25-Jan-09

25-Feb-09

25-Mar-09

25-Apr-09

25-May-09

25-Jun-09

25-Jul-09

25-Aug-09

25-Sep-09

25-Oct-09

25-Nov-09

25-Dec-09

25-Jan-10

25-Feb-10

25-Mar-10

25-Apr-10

25-May-10

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

100,000,000.00

94,300,534.48

84,072,233.99

74,090,844.92

64,350,435.33

54,845,215.26

54,039,108.33

47,857,169.50

41,844,779.39

35,997,645.82

30,311,581.71

24,782,502.58

19,406,424.00

14,179,459.25

9,097,816.92

4,157,798.63

6.534

6.534

6.758

6.534

6.758

6.534

6.534

7.252

6.535

6.758

6.535

6.758

6.535

6.535

6.758

6.535

6.758

6.535

6.535

6.997

6.535

6.758

6.535

6.758

6.535

6.535

6.759

6.536

6.759

6.536

6.536

7.253

6.536

6.759

6.536

6.759

6.536

6.536

6.76

6.536

6.76

6.536

6.537

7.254

6.537

6.76

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

11.500

1.

The strike rate is calculated by subtracting the margin of the Class A-3-B bond from the Net WAC of the underlying collateral using a prepayment assumption of 100 PPC.

Excess Interest(1) (2)

Distribution Period	Excess Interest (1)(2)	Distribution Period	Excess Interest (1)(2)	Distribution Period	Excess Interest (1)(2)
25-Jul-06	1.68%	25-Oct-09	1.00%	25-Jan-12	0.86%
25-Aug-06	1.22%	25-Nov-09	1.02%	25-Feb-12	0.86%
25-Sep-06	1.22%	25-Dec-09	0.98%	25-Mar-12	0.86%
25-Oct-06	1.28%	25-Jan-10	1.00%	25-Apr-12	0.87%
25-Nov-06	1.21%	25-Feb-10	0.96%	25-May -12	0.87%
25-Dec-06	1.27%	25-Mar-10	0.95%	25-Jun-12	0.88%
25-Jan-07	1.20%	25-Apr-10	0.96%	25-Jul-12	0.88%
25-Feb-07	1.20%	25-May -10	0.93%	25-Aug-12	0.88%
25-Mar-07	1.39%	25-Jun-10	0.93%	25-Sep-12	0.89%
25-Apr-07	1.18%	25-Jul-10	0.91%	25-Oct-12	0.89%
25-May -07	1.24%	25-Aug-10	0.90%	25-Nov-12	0.90%
25-Jun-07	1.17%	25-Sep-10	0.91%	25-Dec-12	0.90%
25-Jul-07	1.22%	25-Oct-10	0.88%	25-Jan-13	0.91%
25-Aug-07	1.16%	25-Nov-10	0.87%	25-Feb-13	0.91%
25-Sep-07	1.15%	25-Dec-10	0.86%	25-Mar-13	0.92%
25-Oct-07	1.20%	25-Jan-11	0.86%	25-Apr-13	0.93%
25-Nov-07	1.13%	25-Feb-11	0.86%	25-May -13	0.93%
25-Dec-07	1.18%	25-Mar-11	0.86%	25-Jun-13	0.94%
25-Jan-08	1.12%	25-Apr-11	0.86%	25-Jul-13	0.94%
25-Feb-08	1.11%	25-May -11	0.86%	25-Aug-13	0.95%
25-Mar-08	1.20%	25-Jun-11	0.86%	25-Sep-13	0.96%
25-Apr-08	1.09%	25-Jul-11	0.86%	25-Oct-13	0.96%
25-May -08	1.13%	25-Aug-11	0.86%	25-Nov-13	0.97%
25-Jun-08	1.08%	25-Sep-11	0.86%	25-Dec-13	0.97%
25-Jul-08	1.12%	25-Oct-11	0.86%	25-Jan-14	0.98%
25-Aug-08	1.06%	25-Nov-11	0.86%	25-Feb-14	0.99%
25-Sep-08	1.06%	25-Dec-11	0.87%	25-Mar-14	0.99%
25-Oct-08	1.09%	25-Oct-09	0.87%	25-Apr-14	1.00%
25-Nov-08	1.04%	25-Nov-09	0.87%	25-May-14	1.00%
25-Dec-08	1.07%	25-Dec-09	0.87%	25-Jun-14	1.01%
25-Jan-09	1.03%	25-Jan-10	0.86%	25-Jun-14	1.02%
25-Feb-09	1.02%	25-Feb-10	0.86%
25-Mar-09	1.10%	25-Mar-10	0.86%

1.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) the mortgage loans prepay at a speed of 100% PPC

2.

Excess Interest for any Distribution Dateis equal to (x) the product of (a) 12 and (b) interest remaining after payment of current interest, divided by (B) the principal balance of the Certificates prior to any distributions of principal on such Distribution Date.